Exhibit 99.3

Certification

This is to certify the following information:

Shouguang City is currently the most important bromine production base in China.  Its production capacity is approx. 40% of the total in China.  The Shouguang Municipal Association of Bromine Industry is registered in Shouguang City.  It comprises bromine production and deep processing enterprises.  It is under the supervision and administration of relevant departments of the Shouguang Municipal Government.  The major duties of the Association are to regulate and supervise the bromine production and deep processing enterprises in Shouguang, facilitate the enterprises under the Association to comply with the State’s laws and regulations, promote the technological cooperation and information exchange among our members and jointly promote the development of Shouguang’s bromine industry.  Among all our members, Shouguang Haoyuan Chemical Industry Co., Ltd. is the largest bromine producer in this city.  It has a total of 9 bromine production facilities in various places.  As shown in our statistics on production information, the company’s total production volume of bromine for 2009 is more than 30,000 tons approximately.

Shouguang Municipal Association of Bromine Industry

[seal]

December 3, 2010